EXHIBIT 99.1

HOMB’s Second Quarter of 2020 is BEST in 20 Year History: Beats on Margin, EPS and PPNR; Dividend Remains Solid

CONWAY, Ark., July 16, 2020 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (NASDAQ GS: HOMB), parent company of Centennial Bank, released second quarter earnings today, that reveal a solid foundation of earnings and asset quality during the first full quarter of the pandemic.

Highlights of the Second Quarter of 2020:

Metric	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019
Net Income	$62.8 million	$507,000	$73.3 million	$72.8 million	$72.2 million
Total Revenue (net)	$173.7 million	$162.7 million	$167.8 million	$167.7 million	$164.1 million
Income (loss) before income taxes	$82.1 million	($2.4 million)	$96.5 million	$100.0 million	$95.1 million
Pre-tax net income, excluding provision for credit losses and unfunded commitment expense (PPNR) (non-GAAP)(1)	$102.7 million	$92.2 million	$96.5 million	$100.0 million	$96.4 million
ROA	1.55%	0.01%	1.94%	1.93%	1.92%
ROA (pre-tax net income, excluding provision for credit losses and unfunded commitment expense) (non-GAAP)(1)	2.53%	2.45%	2.56%	2.65%	2.56%
ROA, excluding provision for credit losses and unfunded commitment expense (non-GAAP) (1)	1.92%	1.87%	1.94%	1.93%	1.94%
NIM	4.11%	4.22%	4.24%	4.32%	4.28%
NIM, excluding PPP loans (non-GAAP) (1)	4.16%	4.22%	4.24%	4.32%	4.28%
Purchase Accounting Accretion	$7.0 million	$7.6 million	$9.1 million	$8.5 million	$9.2 million
ROE	10.27%	0.08%	11.71%	11.84%	12.18%
ROTCE (non-GAAP)(1)	17.40%	0.14%	19.55%	20.04%	21.01%
Diluted Earnings Per Share	$0.38	$0.00	$0.44	$0.44	$0.43
Non-Performing Assets to Total Assets	0.39%	0.44%	0.43%	0.45%	0.51%
Common Equity Tier 1 Capital	12.0%	11.5%	12.4%	12.2%	11.6%
Leverage	10.3%	10.8%	11.3%	10.9%	10.5%
Tier 1 Capital	12.6%	12.1%	13.0%	12.8%	12.2%
Total Risk-Based Capital	16.2%	15.7%	16.4%	16.2%	15.5%
Allowance for Credit Losses to Total Loans	1.99%	2.01%	0.94%	0.97%	0.96%
Allowance for Credit Losses to Total Loans, excluding PPP loans (non-GAAP) (1)	2.15%	2.01%	0.94%	0.97%	0.96%

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

“To say that during a full quarter of a pandemic that HOMB was able to meet EPS targets, set a record for revenue and maintain a solid net interest margin brings about an enormous sense of pride that I have in this team of bankers,” said John Allison, Chairman. “Our outlook for future dividends remains strong, which is also an important component to our solid performance,” Allison continued.

“While we realize this is a marathon and not a sprint, to have best in class asset quality and loan reserves, excluding PPP loans, of 2.15% brings about a strong sense of comfort,” said Tracy French, Centennial Bank President and Chief Executive Officer.

Operating Highlights

During the second quarter of 2020, we recorded $11.4 million of total credit loss expense which was primarily due to the COVID-19 pandemic. Our CECL provisioning model is significantly tied to projected unemployment rates which have remained elevated during the second quarter of 2020.

Our net interest margin was 4.11% for the three-month period ended June 30, 2020 compared to 4.22% for the three-month period ended March 31, 2020. The yield on loans was 5.43% and 5.79% for the three months ended June 30, 2020 and March 31, 2020, respectively, as average loans increased from $11.01 billion to $11.79 billion. Additionally, the rate on interest bearing deposits decreased to 0.64% as of June 30, 2020 from 1.08% as of March 31, 2020, with average balances of $9.51 billion and $8.99 billion, respectively.

The Company participated in the Paycheck Protection Program (PPP) during the second quarter of 2020. As of June 30, 2020, we had $848.6 million of PPP loans. These loans are at 1.00% plus the accretion of the origination fee. Excluding PPP loans, our net interest margin (non-GAAP) for the three-month period ended June 30, 2020 was 4.16%(1). The PPP loans had a 13-basis point dilutive impact to the yield on loans. The PPP loans were dilutive to the net interest margin by 5 basis points.

The COVID-19 pandemic has created a significant amount of excess liquidity in the market. As a result of this excess liquidity, we had an increase of $416.8 million of average interest-bearing cash balances in the second quarter of 2020 compared to the first quarter of 2020. This excess liquidity diluted the net interest margin by 12 basis points.

During the second quarter of 2020, event interest income was $1.5 million compared to event interest income of $558,000 for the quarter ended March 31, 2020. The higher event income during Q2 increased the net interest margin by 3 basis points.

Purchase accounting accretion on acquired loans was $7.0 million and $7.6 million and average purchase accounting loan discounts were $62.8 million and $69.4 million for the three-month periods ended June 30, 2020 and March 31, 2020, respectively. Net amortization of time deposit premiums was $30,000 per quarter and net average remaining time deposit premiums were $206,000 and $236,000 for the three-month periods ended June 30, 2020 and March 31, 2020, respectively. The $600,000 reduction in accretion income decreased the net interest margin by 2 basis points for the second quarter of 2020.

The net interest margin experienced 16 basis points of noise for the three-months ended June 30, 2020, compared to the three months ended March 31, 2020 resulting from a 5 basis point decline for PPP loans, a 12 basis point decline for excess liquidity, a 2 basis point decline for less accretion income and an offsetting 3 basis point improvement from event interest income. When adjusting for these items, our net interest margin was actually 5 basis points higher for the second quarter of 2020 compared to the first quarter of 2020.

Net interest income for the second quarter of 2020 was a record for the Company. Net interest income on a fully taxable equivalent basis increased $9.1 million, or 6.5%, to $150.1 million for the three-month period ended June 30, 2020, from $141.0 million for the three-month period ended March 31, 2020. This increase in net interest income for the three-month period ended June 30, 2020 was the result of a $9.5 million decrease in interest expense, which was partially offset by a $370,000 decrease in interest income. The $9.5 million decrease in interest expense was primarily the result of a $9.1 million decrease in interest expense on deposits. This decrease was the result of an $8.0 million decrease in interest expense on savings and interest-bearing transaction accounts and a $1.1 million decrease in interest expense on time deposits. The $370,000 decrease in interest income was primarily the result of a $905,000 decrease in income on deposits with other banks and a $283,000 net decrease in investment income which were partially offset by an $839,000 increase in loan interest income.

Non-performing loans to total loans was 0.50% as of June 30, 2020 compared to 0.53% as of March 31, 2020. Non-performing assets to total assets decreased from 0.44% as of March 31, 2020 to 0.39% as of June 30, 2020. For the second quarter of 2020, net charge-offs were $2.0 million compared to net charge-offs of $3.5 million for the first quarter of 2020.

The Company reported $25.0 million of non-interest income for the second quarter of 2020. The most important components of the second quarter non-interest income were $7.7 million from other service charges and fees, $6.2 million from mortgage lending income, $4.3 million from service charges on deposits accounts and $3.9 million from other income. Non-interest income for the second quarter of 2020 included a $919,000 adjustment for the increase in fair market value of marketable securities.

Non-interest expense for the second quarter of 2020 was $80.2 million. The most important components of the second quarter non-interest expense were $40.1 million from salaries and employee benefits, $25.3 million in other expense and $10.2 million in occupancy and equipment expenses. For the second quarter of 2020, our efficiency ratio was 44.93% compared to 46.82% for the first quarter of 2020. Non-interest expense for the second quarter of 2020 also included $9.2 million unfunded commitments expense.
____________________
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release

Financial Condition

Total loans receivable were $11.96 billion at June 30, 2020 compared to $11.38 billion at March 31, 2020. Total deposits were $13.18 billion at June 30, 2020 compared to $11.51 billion at March 31, 2020. Total assets were $16.90 billion at June 30, 2020 compared to $15.53 billion at March 31, 2020.

During the second quarter 2020, the Company experienced approximately $570.8 million in organic loan growth. Centennial CFG experienced $6.6 million of organic loan decline and had loans of $1.76 billion at June 30, 2020. Our legacy footprint experienced $577.2 million in organic loan growth during the quarter, driven by the origination of $848.6 million in PPP loans.
Non-performing loans at June 30, 2020 were $16.3 million, $38.3 million, $499,000, $4.8 million and zero in the Arkansas, Florida, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $59.9 million. Non-performing assets at June 30, 2020 were $18.9 million, $42.2 million, $533,000, $4.8 million and zero in the Arkansas, Florida, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $66.4 million.

The Company’s allowance for credit losses on loans was $238.3 million at June 30, 2020, or 1.99% of total loans, compared to the allowance for loan losses of $228.9 million, or 2.01% of total loans, at March 31, 2020. The Company’s allowance for credit losses on loans to total loans, excluding PPP loans (non-GAAP), was 2.15% at June 30, 2020(1). As of June 30, 2020 and March 31, 2020, the Company’s allowance for credit losses on loans and allowance for loan losses was 397.9% and 382.2% of its total non-performing loans, respectively. The increase in the allowance for credit losses at June 30, 2020 is primarily attributable to the ongoing effects of the COVID-19 pandemic.

Stockholders’ equity was $2.49 billion at June 30, 2020 compared to $2.43 billion at March 31, 2020, an increase of approximately $61.9 million. The increase in stockholders’ equity is primarily associated with the $41.4 million increase in retained earnings and the $18.0 million increase in accumulated other comprehensive income. Book value per common share was $15.09 at June 30, 2020 compared to $14.72 at March 31, 2020. Tangible book value per common share (non-GAAP) was $8.99(1) at June 30, 2020 compared to $8.61 at March 31, 2020, an increase of 17.75% on an annualized basis.
____________________
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release

Branches

The Company currently has 77 branches in Arkansas, 78 branches in Florida, 5 branches in Alabama and one branch in New York City.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, July 16, 2020. We encourage all participants to pre-register for the conference call using the following link:  http://dpregister.com/10145186. Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the live call. Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email. The Home BancShares conference call will also be automatically scheduled as an event in your Outlook calendar.

Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-877-508-9586 and asking for the Home BancShares conference call. A replay of the call will be available by calling 1-877-344-7529, Passcode: 10145186, which will be available until July 23, 2020 at 10:59 p.m. CT (11:59 ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under “Investor Relations” for 12 months.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; pre-tax net income, as adjusted; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average assets (pre-tax net income, excluding provision for credit losses and unfunded commitment expense); return on average assets, excluding provision for credit losses and unfunded commitment expense;  return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity, as adjusted; efficiency ratio, as adjusted; net interest margin, excluding PPP loans; yield on loans, excluding PPP loans; allowance for credit losses to total loans, excluding PPP loans; tangible book value per common share and tangible common equity to tangible assets--to provide meaningful supplemental information regarding our performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions (including the effect of the PPP loans) that management believes are not indicative of the Company’s primary business operating results. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General

This release may contain forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements. These factors include, but are not limited to, the following:  economic conditions, credit quality, interest rates, loan demand, disruptions and uncertainties in our business and operations as a result of the ongoing coronavirus pandemic, the ability to successfully integrate new acquisitions, legislative and regulatory changes and risks associated with current and future regulations, technological changes and cybersecurity risks, competition from other financial institutions, changes in the assumptions used in making the forward-looking statements, and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 8, 2020.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, South Alabama and New York City. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “HOMB.”

FOR MORE INFORMATION CONTACT:
Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(In thousands)	2020	2020	2019	2019	2019

ASSETS

Cash and due from banks	$185,047	$147,200	$168,914	$171,492	$183,745
Interest-bearing deposits with other banks	1,030,609	424,235	321,687	270,804	373,557
Cash and cash equivalents	1,215,656	571,435	490,601	442,296	557,302
Federal funds sold	-	-	-	1,650	1,075
Investment securities - available-for-sale, net of allowance for credit losses	2,238,005	2,098,000	2,083,838	2,087,508	2,053,939
Loans receivable	11,955,743	11,384,982	10,869,710	10,771,946	11,053,129
Allowance for credit losses	(238,340)	(228,923)	(102,122)	(104,304)	(106,066)
Loans receivable, net	11,717,403	11,156,059	10,767,588	10,667,642	10,947,063
Bank premises and equipment, net	279,498	281,795	280,103	277,966	278,821
Foreclosed assets held for sale	6,292	8,204	9,143	8,639	13,734
Cash value of life insurance	102,443	103,120	102,562	102,003	149,708
Accrued interest receivable	80,274	50,295	45,086	47,557	48,992
Deferred tax asset, net	74,333	77,110	44,301	53,436	58,517
Goodwill	973,025	973,025	958,408	958,408	958,408
Core deposit and other intangibles	33,569	35,055	36,572	38,136	39,723
Other assets	174,908	177,634	213,845	216,694	180,293
Total assets	$16,895,406	$15,531,732	$15,032,047	$14,901,935	$15,287,575

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$3,413,727	$2,425,036	$2,367,091	$2,394,207	$2,575,696
Savings and interest-bearing transaction accounts	7,970,979	7,149,644	6,933,964	6,620,616	6,774,162
Time deposits	1,793,230	1,940,234	1,977,328	2,032,547	1,997,458
Total deposits	13,177,936	11,514,914	11,278,383	11,047,370	11,347,316
Federal funds purchased	-	-	5,000	50,000	-
Securities sold under agreements to repurchase	162,858	126,884	143,727	157,038	142,541
FHLB and other borrowed funds	531,432	951,436	621,439	691,443	899,447
Accrued interest payable and other liabilities	161,095	138,479	102,410	117,332	107,695
Subordinated debentures	369,939	369,748	369,557	369,363	369,170
Total liabilities	14,403,260	13,101,461	12,520,516	12,432,546	12,866,169

Stockholders' equity
Common stock	1,652	1,651	1,664	1,669	1,675
Capital surplus	1,518,631	1,516,151	1,537,091	1,542,858	1,550,999
Retained earnings	932,856	891,498	956,555	904,980	853,964
Accumulated other comprehensive (loss) income	39,007	20,971	16,221	19,882	14,768
Total stockholders' equity	2,492,146	2,430,271	2,511,531	2,469,389	2,421,406
Total liabilities and stockholders' equity	$16,895,406	$15,531,732	$15,032,047	$14,901,935	$15,287,575

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Six Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
(In thousands)	2020	2020	2019	2019	2019	2020	2019

Interest income
Loans	$158,996	$158,148	$161,211	$167,470	$165,816	$317,144	$329,664
Investment securities
Taxable	8,693	9,776	9,707	10,343	10,650	18,469	21,356
Tax-exempt	3,698	3,114	3,260	3,193	3,183	6,812	6,562
Deposits - other banks	211	1,116	949	1,068	1,628	1,327	3,171
Federal funds sold	-	21	5	8	10	21	21

Total interest income	171,598	172,175	175,132	182,082	181,287	343,773	360,774

Interest expense
Interest on deposits	15,116	24,198	26,823	29,566	29,709	39,314	57,715
Federal funds purchased	-	13	33	21	-	13	-
FHLB borrowed funds	2,656	2,698	2,686	3,683	4,722	5,354	10,840
Securities sold under agreements to repurchase	260	462	652	628	630	722	1,264
Subordinated debentures	4,899	5,079	5,155	5,207	5,239	9,978	10,498

Total interest expense	22,931	32,450	35,349	39,105	40,300	55,381	80,317

Net interest income	148,667	139,725	139,783	142,977	140,987	288,392	280,457

Provision for credit loss - loans	11,441	76,672	-	-	1,325	88,113	1,325
Provision for credit loss - acquired loans	-	9,309	-	-	-	9,309	-
Provision for credit loss - investment securities	-	842	-	-	-	842	-
Total credit loss expense	11,441	86,823	-	-	1,325	98,264	1,325
Net interest income after
provision for credit losses	137,226	52,902	139,783	142,977	139,662	190,128	279,132

Non-interest income
Service charges on deposit accounts	4,296	6,631	6,778	6,492	6,259	10,927	12,660
Other service charges and fees	7,666	6,056	10,636	8,710	8,177	13,722	14,740
Trust fees	397	438	390	382	391	835	794
Mortgage lending income	6,196	2,621	3,801	4,610	3,457	8,817	5,892
Insurance commissions	533	678	551	603	515	1,211	1,124
Increase in cash value of life insurance	558	560	562	714	740	1,118	1,476
Dividends from FHLB, FRB, FNBB & other	230	7,842	1,952	1,101	1,149	8,072	4,654
Gain (loss) on SBA loans	-	341	686	291	355	341	596
Gain (loss) on branches, equipment and other assets, net	54	82	35	12	(129)	136	(50)
Gain (loss) on OREO, net	235	277	159	334	58	512	264
Gain (loss) on securities, net	-	-	(2)	-	-	-	-
Fair value adjustment for marketable securities	919	(5,818)	-	-	-	(4,899)	-
Other income	3,939	3,219	2,481	1,500	2,094	7,158	4,588

Total non-interest income	25,023	22,927	28,029	24,749	23,066	47,950	46,738

Non-interest expense
Salaries and employee benefits	40,088	39,329	38,446	39,919	37,976	79,417	75,812
Occupancy and equipment	10,172	8,873	8,729	9,047	8,853	19,045	17,676
Data processing expense	4,614	4,326	4,294	4,059	3,838	8,940	7,808
Other operating expenses	25,298	25,721	19,873	14,739	16,957	51,019	35,385

Total non-interest expense	80,172	78,249	71,342	67,764	67,624	158,421	136,681

Income (loss) before income taxes	82,077	(2,420)	96,470	99,962	95,104	79,657	189,189
Income tax expense (benefit)	19,250	(2,927)	23,208	27,199	22,940	16,323	45,675
Net income	$62,827	$507	$73,262	$72,763	$72,164	$63,334	$143,514

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Six Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
(Dollars and shares in thousands, except per share data)	2020	2020	2019	2019	2019	2020	2019

PER SHARE DATA

Diluted earnings per common share	$0.38	$-	$0.44	$0.44	$0.43	$0.38	$0.85
Diluted earnings per common share, as adjusted, excluding branch write-off expense, unfunded commitment expense, provision for credit losses, fair value adjustment for marketable securities, outsourced special project expense, merger and acquisition expenses, special dividend from equity investment, FDIC Small Bank Assessment Credit, hurricane expense, Florida tax savings and BOLI redemption tax (non-GAAP)(1)	0.47	0.43	0.44	0.44	0.44	0.90	0.86
Basic earnings per common share	0.38	-	0.44	0.44	0.43	0.38	0.85
Dividends per share - common	0.1300	0.1300	0.1300	0.1300	0.1300	0.2600	0.2500
Book value per common share	15.09	14.72	15.10	14.80	14.46	15.09	14.46
Tangible book value per common share (non-GAAP)(1)	8.99	8.61	9.12	8.83	8.50	8.99	8.50

STOCK INFORMATION

Average common shares outstanding	165,163	166,014	166,696	167,178	167,791	165,588	168,686
Average diluted shares outstanding	165,163	166,014	166,696	167,178	167,791	165,588	168,686
End of period common shares outstanding	165,206	165,148	166,373	166,860	167,466	165,206	167,466

ANNUALIZED PERFORMANCE METRICS

Return on average assets	1.55%	0.01%	1.94%	1.93%	1.92%	0.81%	1.92%
Return on average assets excluding branch write-off expense, unfunded commitment expense, provision for credit losses, fair value adjustment for marketable securities, outsourced special project expense, merger and acquisition expenses, special dividend from equity investment, FDIC Small Bank Assessment Credit, hurricane expense, Florida tax savings and BOLI redemption tax: (ROA, as adjusted) (non-GAAP)(1)	1.93%	1.88%	1.94%	1.96%	1.95%	1.90%	1.93%
Return on average assets excluding intangible amortization (non-GAAP)(1)	1.68%	0.05%	2.12%	2.10%	2.09%	0.90%	2.09%
Return on average common equity	10.27%	0.08%	11.71%	11.84%	12.18%	5.16%	12.26%
Return on average common equity excluding branch write-off expense, unfunded commitment expense, provision for credit losses, fair value adjustment for marketable securities, outsourced special project expense, merger and acquisition expenses, special dividend from equity investment, FDIC Small Bank Assessment Credit, hurricane expense, Florida tax savings and BOLI redemption tax: (ROE, as adjusted) (non-GAAP)(1)	12.77%	11.48%	11.68%	12.08%	12.39%	12.13%	12.36%
Return on average tangible common equity (non-GAAP)(1)	17.40%	0.14%	19.55%	20.04%	21.01%	8.68%	21.26%
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	17.70%	0.44%	19.86%	20.36%	21.35%	8.98%	21.61%
Return on average tangible common equity excluding branch write-off expense, unfunded commitment expense, provision for credit losses, fair value adjustment for marketable securities, outsourced special project expense, merger and acquisition expenses, special dividend from equity investment, FDIC Small Bank Assessment Credit, hurricane expense, Florida tax savings and BOLI redemption tax: (ROTCE, as adjusted) (non-GAAP)(1)	21.63%	19.22%	19.51%	20.45%	21.37%	20.42%	21.45%

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Six Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
(Dollars and shares in thousands, except per share data)	2020	2020	2019	2019	2019	2020	2019

Efficiency ratio	44.93%	46.82%	41.26%	39.16%	39.93%	45.85%	40.47%
Efficiency ratio, as adjusted (non-GAAP)(1)	39.38%	41.37%	41.14%	40.60%	39.92%	40.34%	40.21%
Net interest margin - FTE	4.11%	4.22%	4.24%	4.32%	4.28%	4.17%	4.29%
Net interest margin - FTE, excluding PPP loans (non-GAAP)(1)	4.16%	4.22%	4.24%	4.32%	4.28%	4.19%	4.29%
Fully taxable equivalent adjustment	1,434	$1,227	$1,322	$1,247	$1,319	$2,661	$2,686
Total revenue (net)	173,690	162,652	167,812	167,726	164,053	336,342	327,195
Pre-tax net income, excluding provision for credit losses and unfunded commitment expense	102,732	92,178	96,470	99,962	96,429	194,910	190,514
Net income, excluding provision for credit losses and unfunded commitment expense	78,084	70,382	73,262	72,763	73,147	148,466	144,497
Return on average assets (pre-tax net income, excluding provision for credit losses and unfunded commitment expense) (non-GAAP)(1)	2.53%	2.45%	2.56%	2.65%	2.56%	2.49%	2.55%
Return on average assets, excluding provision for credit losses and unfunded commitment expense (non-GAAP)(1)	1.92%	1.87%	1.94%	1.93%	1.94%	1.90%	1.93%
Total purchase accounting accretion	7,036	7,647	9,133	8,462	9,240	14,683	18,295
Average purchase accounting loan discounts	62,822	69,365	91,869	112,623	122,197	66,105	126,871

OTHER OPERATING EXPENSES

Advertising	795	$1,226	$1,340	$1,201	$1,095	$2,021	$2,146
Merger and acquisition expenses	-	711	-	-	-	711	-
Amortization of intangibles	1,486	1,517	1,565	1,587	1,587	3,003	3,173
Electronic banking expense	2,054	1,715	1,870	1,901	1,851	3,769	3,754
Directors' fees	412	424	396	380	392	836	826
Due from bank service charges	239	223	289	272	282	462	520
FDIC and state assessment	1,846	1,548	1,635	(532)	1,655	3,394	3,365
Hurricane expense	-	-	-	-	-	-	897
Insurance	711	746	790	698	661	1,457	1,358
Legal and accounting	1,278	919	1,633	1,414	989	2,197	1,970
Other professional fees	1,735	3,226	3,189	1,906	2,306	4,961	5,118
Operating supplies	553	535	469	511	505	1,088	1,041
Postage	313	327	327	320	293	640	619
Telephone	310	324	312	289	306	634	609
Unfunded commitments	9,214	7,775	-	-	-	16,989	-
Other expense	4,352	4,505	6,058	4,792	5,035	8,857	9,989

Total other operating expenses	$25,298	$25,721	$19,873	$14,739	$16,957	$51,019	$35,385

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(Dollars in thousands)	2020	2020	2019	2019	2019

BALANCE SHEET RATIOS

Total loans to total deposits	90.73%	98.87%	96.38%	97.51%	97.41%
Common equity to assets	14.75%	15.65%	16.71%	16.57%	15.84%
Tangible common equity to tangible assets (non-GAAP)(1)	9.35%	9.79%	10.80%	10.59%	9.96%

LOANS RECEIVABLE

Real estate
Commercial real estate loans
Non-farm/non-residential	$4,325,795	$4,357,007	$4,412,769	$4,375,970	$4,495,558
Construction/land development	1,818,151	1,892,394	1,776,689	1,827,454	1,930,838
Agricultural	105,554	89,630	88,400	87,087	85,045
Residential real estate loans
Residential 1-4 family	1,730,716	1,775,610	1,819,221	1,808,099	1,852,784
Multifamily residential	482,635	411,960	488,278	498,079	523,789
Total real estate	8,462,851	8,526,601	8,585,357	8,596,689	8,888,014
Consumer	851,344	852,174	511,909	469,741	455,554
Commercial and industrial	2,228,816	1,759,752	1,528,003	1,479,724	1,515,357
Agricultural	80,023	64,582	63,644	90,343	80,621
Other	332,709	181,873	180,797	135,449	113,583
Loans receivable	$11,955,743	$11,384,982	$10,869,710	$10,771,946	$11,053,129

Paycheck Protection Program (PPP) loans (included in total loans receivable)	848,628	-	-	-	-

ALLOWANCE FOR CREDIT LOSSES

Balance, beginning of period	$228,923	$102,122	$104,304	$106,066	$106,357
Impact of adopting ASC 326	-	43,988	-	-	-
Allowance for credit losses on acquired loans	-	357	-	-	-
Loans charged off	2,582	4,265	2,631	2,302	2,279
Recoveries of loans previously charged off	558	740	449	540	663
Net loans (recovered)/charged off	2,024	3,525	2,182	1,762	1,616
Provision for credit loss - loans	11,441	76,672	-	-	1,325
Provision for credit loss - acquired loans	-	9,309	-	-	-
Total credit loss expense excluding provision for credit loss - investment securities	11,441	85,981	-	-	1,325
Balance, end of period	$238,340	$228,923	$102,122	$104,304	$106,066

Net (recoveries) charge-offs to average total loans	0.07%	0.13%	0.08%	0.06%	0.06%
Allowance for credit losses to total loans	1.99%	2.01%	0.94%	0.97%	0.96%
Allowance for credit losses to total loans, excluding PPP loans	2.15%	2.01%	0.94%	0.97%	0.96%

NON-PERFORMING ASSETS

Non-performing loans
Non-accrual loans	$52,074	$52,131	$47,607	$48,640	$52,841
Loans past due 90 days or more	7,824	7,760	7,238	9,964	9,961
Total non-performing loans	59,898	59,891	54,845	58,604	62,802
Other non-performing assets
Foreclosed assets held for sale, net	6,292	8,204	9,143	8,639	13,734
Other non-performing assets	247	447	447	447	947
Total other non-performing assets	6,539	8,651	9,590	9,086	14,681
Total non-performing assets	$66,437	$68,542	$64,435	$67,690	$77,483

Allowance for credit losses for loans to non-performing loans	397.91%	382.23%	186.20%	177.98%	168.89%
Non-performing loans to total loans	0.50%	0.53%	0.50%	0.54%	0.57%
Non-performing assets to total assets	0.39%	0.44%	0.43%	0.45%	0.51%

(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	June 30, 2020			March 31, 2020
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$753,093	$211	0.11%	$331,038	$1,116	1.36%
Federal funds sold	-	-	0.00%	5,218	21	1.62%
Investment securities - taxable	1,673,334	8,693	2.09%	1,710,288	9,776	2.30%
Investment securities - non-taxable - FTE	461,640	4,890	4.26%	374,198	4,090	4.40%
Loans receivable - FTE	11,790,398	159,238	5.43%	11,007,958	158,399	5.79%
Total interest-earning assets	14,678,465	173,032	4.74%	13,428,700	173,402	5.19%
Non-earning assets	1,640,741			1,704,775
Total assets	$16,319,206			$15,133,475

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$7,651,259	$7,818	0.41%	$7,041,303	$15,803	0.90%
Time deposits	1,855,626	7,298	1.58%	1,943,721	8,395	1.74%
Total interest-bearing deposits	9,506,885	15,116	0.64%	8,985,024	24,198	1.08%
Federal funds purchased	-	-	0.00%	6,264	13	0.83%
Securities sold under agreement to repurchase	154,628	260	0.68%	138,180	462	1.34%
FHLB borrowed funds	652,354	2,656	1.64%	623,525	2,698	1.74%
Subordinated debentures	369,846	4,899	5.33%	369,652	5,079	5.53%
Total interest-bearing liabilities	10,683,713	22,931	0.86%	10,122,645	32,450	1.29%
Non-interest bearing liabilities
Non-interest bearing deposits	3,038,490			2,410,583
Other liabilities	137,062			119,143
Total liabilities	13,859,265			12,652,371
Shareholders' equity	2,459,941			2,481,104
Total liabilities and shareholders' equity	$16,319,206			$15,133,475
Net interest spread			3.88%			3.90%
Net interest income and margin - FTE		$150,101	4.11%		$140,952	4.22%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Six Months Ended
	June 30, 2020			June 30, 2019
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$542,066	$1,327	0.49%	$285,688	$3,171	2.24%
Federal funds sold	2,609	21	1.62%	1,544	21	2.74%
Investment securities - taxable	1,690,083	18,469	2.20%	1,618,369	21,356	2.66%
Investment securities - non-taxable - FTE	417,919	8,981	4.32%	385,064	8,602	4.50%
Loans receivable - FTE	11,399,178	317,636	5.60%	11,018,616	330,310	6.05%
Total interest-earning assets	14,051,855	346,434	4.96%	13,309,281	363,460	5.51%
Non-earning assets	1,674,486			1,779,908
Total assets	$15,726,341			$15,089,189

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$7,346,281	$23,621	0.65%	$6,637,512	$40,174	1.22%
Time deposits	1,899,673	15,693	1.66%	1,923,457	17,541	1.84%
Total interest-bearing deposits	9,245,954	39,314	0.86%	8,560,969	57,715	1.36%
Federal funds purchased	3,132	13	0.83%	-	-	0.00%
Securities sold under agreement to repurchase	146,404	722	0.99%	147,623	1,264	1.73%
FHLB borrowed funds	637,940	5,354	1.69%	1,045,370	10,840	2.09%
Subordinated debentures	369,749	9,978	5.43%	368,981	10,498	5.74%
Total interest-bearing liabilities	10,403,179	55,381	1.07%	10,122,943	80,317	1.60%
Non-interest bearing liabilities
Non-interest bearing deposits	2,724,537			2,496,604
Other liabilities	128,102			108,866
Total liabilities	13,255,818			12,728,413
Shareholders' equity	2,470,523			2,360,776
Total liabilities and shareholders' equity	$15,726,341			$15,089,189
Net interest spread			3.89%			3.91%
Net interest income and margin - FTE		$291,053	4.17%		$283,143	4.29%

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars and shares in thousands,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
except per share data)	2020	2020	2019	2019	2019	2020	2019

EARNINGS, AS ADJUSTED

GAAP net income available to common shareholders (A)	$62,827	$507	$73,262	$72,763	$72,164	$63,334	$143,514
Pre-tax adjustments
Branch write-off expense	981	-	-	-	-	981	-
Unfunded commitment expense	9,214	7,775	-	-	-	16,989	-
Provision for credit losses	11,441	86,823	-	-	1,325	98,264	1,325
Fair value adjustment for marketable securities	(919)	5,818	-	-	-	4,899	-
Outsourced special project expense	-	1,092	631	-	-	1,092	900
Merger and acquisition expenses	-	711	-	-	-	711	-
Special dividend from equity investment	-	(7,004)	(861)	-	-	(7,004)	(2,134)
FDIC Small Bank Assessment Credit	-	-	-	(2,291)	-	-	-
Hurricane expenses	-	-	-	-	-	-	897
Total pre-tax adjustments	20,717	95,215	(230)	(2,291)	1,325	115,932	988
Tax-effect of adjustments	5,414	24,884	(59)	(592)	342	30,299	249
Adjustments after-tax	15,303	70,331	(171)	(1,699)	983	85,633	739
Florida tax savings	-	-	-	(497)	252	-	497
BOLI redemption tax	-	-	-	3,667	-	-	-
Total adjustments after-tax (B)	15,303	70,331	(171)	1,471	1,235	85,633	1,236
Earnings, as adjusted (C)	$78,130	$70,838	$73,091	$74,234	$73,399	$148,967	$144,750

Average diluted shares outstanding (D)	165,163	166,014	166,696	167,178	167,791	165,588	168,686

GAAP diluted earnings per share: (A/D)	$0.38	$-	$0.44	$0.44	$0.43	$0.38	$0.85
Adjustments after-tax: (B/D)	0.09	0.43	-	-	0.01	0.52	0.01
Diluted earnings per common share, as adjusted, excluding branch write-off expense, unfunded commitment expense, provision for credit losses, fair value adjustment for marketable securities, outsourced special project expense, merger and acquisition expenses, special dividend from equity investment, FDIC Small Bank Assessment Credit, hurricane expense, Florida tax savings and BOLI redemption tax: (C/D)	$0.47	$0.43	$0.44	$0.44	$0.44	$0.90	$0.86

ANNUALIZED RETURN ON AVERAGE ASSETS

Return on average assets: (A/G)	1.55%	0.01%	1.94%	1.93%	1.92%	0.81%	1.92%
Return on average assets excluding branch write-off expense, unfunded commitment expense, provision for credit losses, fair value adjustment for marketable securities, outsourced special project expense, merger and acquisition expenses, special dividend from equity investment, FDIC Small Bank Assessment Credit, hurricane expense, Florida tax savings and BOLI redemption tax: (ROA, as adjusted) ((A+F)/G)	1.93%	1.88%	1.94%	1.96%	1.95%	1.90%	1.93%
Return on average assets (pre-tax net income, excluding provision for credit losses and unfunded commitment expense): (B/G)	2.53%	2.45%	2.56%	2.65%	2.56%	2.49%	2.55%
Return on average assets, excluding provision for credit losses and unfunded commitment expense: (C/G)	1.92%	1.87%	1.94%	1.93%	1.94%	1.90%	1.93%
Return on average assets excluding intangible amortization: ((A+E)/(G-H))	1.68%	0.05%	2.12%	2.10%	2.09%	0.90%	2.09%

GAAP net income available to common shareholders (A)	$62,827	$507	$73,262	$72,763	$72,164	$63,334	$143,514
Pre-tax net income, excluding provision for credit losses and unfunded commitment expense (B)	$102,732	$92,178	$96,470	$99,962	$96,429	$194,910	$190,514
Net income, excluding provision for credit losses and unfunded commitment expense (C)	$78,084	$70,382	$73,262	$72,763	$73,147	$148,466	$144,497
Amortization of intangibles (D)	1,486	1,517	1,565	1,587	1,587	3,003	3,173
Amortization of intangibles after-tax (E)	1,098	1,121	1,161	1,177	1,177	2,218	2,354
Adjustments after-tax (F)	15,303	70,331	(171)	1,471	1,235	85,633	1,236
Average assets (G)	16,319,206	15,133,475	14,944,368	14,993,232	15,098,600	15,726,341	15,089,189
Average goodwill, core deposits & other intangible assets (H)	1,007,307	999,004	995,721	997,309	998,898	1,003,156	999,692

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars and shares in thousands,	Jun. 30,	Mar. 31,	Dec. 31	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
except per share data)	2020	2020	2019	2019	2019	2020	2019

ANNUALIZED RETURN ON AVERAGE COMMON EQUITY

Return on average common equity: (A/D)	10.27%	0.08%	11.71%	11.84%	12.18%	5.16%	12.26%
Return on average common equity excluding branch write-off expense, unfunded commitment expense, provision for credit losses, fair value adjustment for marketable securities, outsourced special project expense, merger and acquisition expenses, special dividend from equity investment, FDIC Small Bank Assessment Credit, hurricane expense, Florida tax savings and BOLI redemption tax: (ROE, as adjusted) ((A+C)/D)	12.77%	11.48%	11.68%	12.08%	12.39%	12.13%	12.36%
Return on average tangible common equity: (A/(D-E))	17.40%	0.14%	19.55%	20.04%	21.01%	8.68%	21.26%
Return on average tangible common equity excluding intangible amortization: (B/(D-E))	17.70%	0.44%	19.86%	20.36%	21.35%	8.98%	21.61%
Return on average tangible common equity excluding branch write-off expense, unfunded commitment expense, provision for credit losses, fair value adjustment for marketable securities, outsourced special project expense, merger and acquisition expenses, special dividend from equity investment, FDIC Small Bank Assessment Credit, hurricane expense, Florida tax savings and BOLI redemption tax: (ROTCE, as adjusted) ((A+C)/(D-E))	21.63%	19.22%	19.51%	20.45%	21.37%	20.42%	21.45%

GAAP net income available to common shareholders (A)	$62,827	$507	$73,262	$72,763	$72,164	$63,334	$143,514
Earnings excluding intangible amortization (B)	63,925	1,628	74,423	73,940	73,341	65,553	145,868
Adjustments after-tax (C)	15,303	70,331	(171)	1,471	1,235	85,633	1,236
Average common equity (D)	2,459,941	2,481,104	2,482,406	2,437,820	2,376,718	2,470,523	2,360,776
Average goodwill, core deposits & other intangible assets (E)	1,007,307	999,004	995,721	997,309	998,898	1,003,156	999,692

EFFICIENCY RATIO

Efficiency ratio: ((C-E)/(A+B+D))	44.93%	46.82%	41.26%	39.16%	39.93%	45.85%	40.47%
Efficiency ratio, as adjusted: ((C-E-G)/(A+B+D-F))	39.38%	41.37%	41.14%	40.60%	39.92%	40.34%	40.21%

Net interest income (A)	$148,667	$139,725	$139,783	$142,977	$140,987	$288,392	$280,457
Non-interest income (B)	25,023	22,927	28,029	24,749	23,066	47,950	46,738
Non-interest expense (C)	80,172	78,249	71,342	67,764	67,624	158,421	136,681
Fully taxable equivalent adjustment (D)	1,434	1,227	1,322	1,247	1,319	2,661	2,686
Amortization of intangibles (E)	1,486	1,517	1,565	1,587	1,587	3,003	3,173

Adjustments:
Non-interest income:
Special dividend from equity investment	$-	$7,004	$861	$-	$-	$7,004	$2,134
Fair value adjustment for marketable securities	919	(5,818)	-	-	-	(4,899)	-
Gain (loss) on OREO	235	277	159	334	58	512	264
Gain (loss) on branches, equipment and other assets, net	54	82	35	12	(129)	136	(50)
Gain (loss) on securities	-	-	(2)	-	-	-	-
Total non-interest income adjustments (F)	$1,208	$1,545	$1,053	$346	$(71)	$2,753	$2,348

Non-interest expense:
Branch write-off expense	$981	$-	$-	$-	$-	$981	$-
Unfunded commitment expense	9,214	7,775	-	-	-	16,989	-
FDIC Small Bank Assessment Credit	-	-	-	(2,291)	-	-	-
Merger Expenses	-	711	-	-	-	711	-
Hurricane damage expense	-	-	-	-	-	-	897
Outsourced special project expense	-	1,092	631	-	-	1,092	900
Total non-interest expense adjustments (G)	$10,195	$9,578	$631	$(2,291)	$-	$19,773	$1,797

ANNUALIZED NET INTEREST MARGIN

Net interest margin: A/C	4.11%	4.22%	4.24%	4.32%	4.28%	4.17%	4.29%
Net interest margin, excluding PPP loans (non-GAAP): B/D	4.16%	4.22%	4.24%	4.32%	4.28%	4.19%	4.29%

Net interest income - FTE (A)	$150,101	$140,952	$141,105	$144,224	$142,306	$291,053	$283,143
PPP loan interest & discount accretion income	4,450	-	-	-	-	4,450	-
Net interest income - FTE, excluding PPP loans (non-GAAP) (B)	$145,651	$140,952	$141,105	$144,224	$142,306	$286,603	$283,143

Average interest-earning assets (C)	$14,678,465	$13,428,700	$13,188,508	$13,235,774	$13,321,663	$14,051,855	$13,309,281
Average PPP loans	585,946	-	-	-	-	292,973	-
Average interest-earning assets, excluding PPP loans (non-GAAP) (D)	$14,092,519	$13,428,700	$13,188,508	$13,235,774	$13,321,663	$13,758,882	$13,309,281

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars and shares in thousands,	Jun. 30,	Mar. 31,	Dec. 31	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
except per share data)	2020	2020	2019	2019	2019	2020	2019

Pre-tax net income	$82,077	$(2,420)	$96,470	$99,962	$95,104	$79,657	$189,189
Provision for credit losses	11,441	86,823	-	-	1,325	98,264	1,325
Unfunded commitment expense	9,214	7,775	-	-	-	16,989	-
Pre-tax net income, excluding provision for credit losses and unfunded commitment expense	$102,732	$92,178	$96,470	$99,962	$96,429	$194,910	$190,514

	Quarter Ended

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(Dollars in thousands)	2020	2020	2019	2019	2019

TANGIBLE BOOK VALUE PER COMMON SHARE

Book value per common share: (A/B)	$15.09	$14.72	$15.10	$14.80	$14.46
Tangible book value per common share: ((A-C-D)/B)	8.99	8.61	9.12	8.83	8.50

Total stockholders' equity (A)	$2,492,146	$2,430,271	$2,511,531	$2,469,389	$2,421,406
End of period common shares outstanding (B)	165,206	165,148	166,373	166,860	167,466
Goodwill (C)	973,025	973,025	958,408	958,408	958,408
Core deposit and other intangibles (D)	33,569	35,055	36,572	38,136	39,723

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS

Equity to assets: (B/A)	14.75%	15.65%	16.71%	16.57%	15.84%
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	9.35%	9.79%	10.80%	10.59%	9.96%

Total assets (A)	$16,895,406	$15,531,732	$15,032,047	$14,901,935	$15,287,575
Total stockholders' equity (B)	2,492,146	2,430,271	2,511,531	2,469,389	2,421,406
Goodwill (C)	973,025	973,025	958,408	958,408	958,408
Core deposit and other intangibles (D)	33,569	35,055	36,572	38,136	39,723